UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Anthem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Anthem, Inc.

220 Virginia Avenue

Indianapolis, Indiana 46204

ADDITIONAL INFORMATION REGARDING ANTHEM, INC.’S ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Anthem, Inc. (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2020

To the Shareholders of Anthem, Inc.

Due to the ongoing public health impact of the COVID-19 (or coronavirus) outbreak, and to support the health and well-being of our associates, shareholders and the community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Anthem, Inc. has been changed, and the Annual Meeting will be held in virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically. The date and time of the 2020 Annual Meeting remain unchanged.

Meeting Date: Thursday, May 21, 2020

Meeting Time: 8:00 a.m. Eastern Daylight Time

Meeting Access: www.meetingcenter.io/215428040

Meeting Password: ANTM2020

To join the virtual meeting, please click the meeting access link. To login, you can either: “Join as a Guest” or “Join as a Shareholder.” Those participants who join as a “Shareholder” will be required to have a control number and password. The password for the meeting is ANTM2020. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Instructions for shareholders who wish to vote or ask questions during the Annual Meeting, as well as additional meeting information, will be available on the meeting website during the meeting.

For registered shareholders, the control number can be found on your proxy card or E-Proxy Notice you previously received. If you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance to attend the Annual Meeting as a “shareholder.” To attend as a “shareholder,” you must first contact your bank, broker or other nominee and request a legal proxy, and you must submit the legal proxy along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” in the subject line and be received no later than 5:00 p.m., Eastern Daylight Time, on May 18, 2020. You will receive a confirmation email from Computershare of your registration with a control number. If you do not register, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials. Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

/s/ Kathleen S. Kiefer
Kathleen S. Kiefer
Corporate Secretary